Exhibit 10.87
EXECUTION VERSION
AMENDMENT NO. 1
          AMENDMENT NO. 1 dated as of July 22, 2010 between INTERNATIONAL TRANSMISSION COMPANY (“ITC”), MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC (“METC”, and together with ITC, the “Borrowers”), the Lenders executing this Amendment No. 1 on the signature pages hereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”).
          The Borrowers, the lenders party thereto (including the Lenders), and the Administrative Agent are parties to a Credit Agreement dated as of March 29, 2007 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders to the Borrowers in an aggregate principal or face amount not exceeding $140,000,000 (which amount has heretofore been increased to $165,000,000).
          The Borrowers and the Lenders party hereto wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:
          Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.
          Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, and effective as of the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:
          2.01. Definitions. Section 1.1 of the Credit Agreement shall be amended as follows:
     (a) The definitions of “Defaulting Lender” and “Revolving Credit Commitment Percentage” in Section 1.1 of the Credit Agreement shall be amended and restated to read as follows:
     “Defaulting Lender” shall mean any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Revolving Credit Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrowers, the Administrative Agent, the Letter of Credit Issuer or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to
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comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after written request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Revolving Credit Loans and participations in then outstanding Letters of Credit under this Agreement, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, or a custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, or a custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
     “Revolving Credit Commitment Percentage” shall mean, with respect to any Lender, the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment; provided that in the case of Section 2.15 when a Defaulting Lender shall exist, “Revolving Credit Commitment Percentage” shall mean the percentage of the Total Revolving Credit Commitment (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Lender’s Revolving Credit Commitment. If the Total Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments and to the Lender’s status as a Defaulting Lender at the time of determination.
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     (b) The definition of “Lender Default” in Section 1.1 of the Credit Agreement shall be deleted.
     (c) The following definitions shall be added where appropriate in Section 1.1 of the Credit Agreement:
     “Terminated Lender” shall have the meaning provided in Section 12.7(a)(ii).
     “Termination Notice Date” shall have the meaning provided in Section 12.7(a)(ii).
          2.02. Change of Lending Office. Section 2.12 of the Credit Agreement shall be amended and restated to read as follows:
     “Section 2.12. Change of Lending Office. If any Lender requests compensation under Section 2.10, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.3, then such Lender shall, if requested by the Borrowers, use reasonable efforts to designate a different lending office for funding or booking its Revolving Credit Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 5.3, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.”
          2.03. Defaulting Lenders. The Credit Agreement is hereby amended by adding the following new Section 2.15:
     “Section 2.15. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
     (a) fees shall cease to accrue on the unfunded portion of the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 4.1;
     (b) the Revolving Credit Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.1), provided that any waiver, amendment or
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modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender; provided, further, that this clause (b) shall not permit (i) an increase in such Defaulting Lender’s stated commitment amounts, (ii) the waiver, forgiveness or reduction of the principal amount of any Indebtedness outstanding to such Defaulting Lender or (iii) the extension of the final maturity date(s) of such Defaulting Lenders’ portion of any of the loans or other extensions of credit or other obligations of either Borrower owing to such Defaulting Lender, or the extension of any commitment to lend beyond the stated termination date of such commitment, in each case without such Defaulting Lender’s consent;
     (c) if any Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender then:
     (i) all or any part of such Letter of Credit Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages but only to the extent (x) the sum of all non- Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Letter of Credit Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments and (y) the conditions set forth in Section 6.2 are satisfied at such time; and
     (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent cash collateralize the amount of such Defaulting Lender’s Letter of Credit Exposure for the benefit of the Letter of Credit Issuer in a manner consistent with the procedures set forth in Section 10.9 for so long as such Letter of Credit Exposure is outstanding, in an amount equal to the amount that cannot be so reallocated;
     (iii) if the Borrowers cash collateralize any portion of the Borrowers’ reimbursement obligations pursuant to Section 2.15(c)(ii), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such reimbursement obligations are so cash collateralized (provided, however, for the avoidance of doubt, such Letter of Credit Exposure shall continue to be included in the calculation of the Revolving Credit Exposure for purposes of Section 2.8(c) and the third sentence of Section 4.1(b));
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     (iv) if the Letter of Credit Exposure of any Lender is reallocated pursuant to Section 2.15(c)(i), then the fees payable to such Lender pursuant to Section 4.1(a) and Section 4.1(b) shall be adjusted in accordance with such Lender’s Revolving Credit Commitment Percentage; and
     (v) if any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to Section 2.15(c), then, without prejudice to any rights or remedies of the Letter of Credit Issuer or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Credit Commitment that was utilized by such Letter of Credit Exposure) and Letter of Credit Fees payable under Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the Letter of Credit Issuer until such Letter of Credit Exposure is cash collateralized and/or reallocated; and
     (d) so long as any Lender is a Defaulting Lender, the Letter of Credit Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it is reasonably satisfied that the related exposure will, as of the date of such funding, issuance, amendment or increase, be (i) 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or (ii) cash collateral will be provided by the Borrowers in accordance with Section 2.15(c)(ii), and participating interests in any such newly issued, amended or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.15(c)(i) (and Defaulting Lenders shall not participate therein).
     In the event that the Administrative Agent, the Borrowers and the Letter of Credit Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Letter of Credit Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such Revolving Credit Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Revolving Credit Commitment Percentage.”
          2.04. Lender Indemnity. The Credit Agreement shall be amended by designating the existing Section 12.5 as 12.5(a) and adding the following new Section 12.5(b):
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     “(b) To the extent that either Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Arranger under paragraph (a) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Arranger, as the case may be, such Lender’s Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Arranger in its capacity as such.”
          2.05. Replacement of Lenders. Section 12 of the Credit Agreement shall be amended:
     (a) by amending and restating Section 12.7(a) of the Credit Agreement to read as follows:
     “(a) If any Lender requests compensation under Section 2.10, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.3, or if any Lender becomes a Defaulting Lender, or if any Lender is affected in the manner described in Section 2. 10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken, then the Borrowers may, at their sole expense and effort:
     (i) upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.6) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of such assignment, (ii) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Revolving Credit Commitment is being assigned, the Letter of Credit Issuer), which consent shall not unreasonably be withheld, (iii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans and L/C Participations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iv) in the case of any such assignment resulting from payments required to be made pursuant to Section 2.10 or a claim for compensation under Section 2.11, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or
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otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply; or
     (ii) in the case of any Lender becoming a Defaulting Lender, then, effective upon the date of notice to such Defaulting Lender (the “ Terminated Lender”) and the Administrative Agent (such date, the “ Termination Notice Date”), cause (1) the Terminated Lender’s Revolving Credit Commitment to be terminated in full (but without a reduction or termination of the Revolving Credit Commitments of the other Lenders), (2) the aggregate amount of the Revolving Credit Commitments to be automatically reduced by the amount of the Terminated Lender’s Revolving Credit Commitment and (3) each remaining Lender’s Revolving Credit Commitment Percentage to be automatically increased ratably such that the sum of the Revolving Credit Commitment Percentages of the Lenders other than the Terminated Lender shall be 100% ( provided, however, that the Terminated Lender’s Letter of Credit Exposure and Swingline Exposure shall only be reallocated in accordance with such increased percentages in accordance with Section 12.7(c)); provided that, (i) no Default or Event of Default shall have occurred and be continuing at the time of such termination and (ii) if as a result of such termination the Borrowers would be required to provide cash collateral under Section 12.7(c)(ii)(B), such termination shall not be effective unless the Borrowers comply with said Section 12.7(c)(ii)(B) on the related Termination Notice Date.”
     (b) by adding the following after Section 12.7(b):
     “(c) if applicable pursuant to Section 12.7(a)(ii):
     (i) from and after the Termination Notice Date relating to any Terminated Lender, the Revolving Credit Commitment and the Letter of Credit Exposure of such Terminated Lender shall each be zero. Notwithstanding anything in this Agreement or otherwise to the contrary, no Terminated Lender shall be entitled to receive fees or other charges owing to such Terminated Lender with respect to its Revolving Credit Commitment or Letter of Credit Exposure as to any period from and after the Termination Notice Date relating to such Terminated Lender; and
     (ii) with respect to any Letter of Credit Exposure of such Terminated Lender outstanding on the Termination Notice Date (before giving effect to the termination thereof by operation of Section 12.7(a)(ii) hereof):
     (A) such Letter of Credit Exposure shall be reallocated among the non-Defaulting Lenders (including without limitation any assignees that shall have become, or substantially concurrently
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with such Lender becoming a Terminated Lender shall become, Lenders pursuant to Section 12.7(a)(i) hereof) in accordance with their respective Revolving Credit Commitment Percentages but only to the extent (x) the sum of all such non-Defaulting Lenders’ Revolving Credit Exposures plus such Terminated Lender’s Letter of Credit Exposure does not exceed the total of all such non-Defaulting Lenders’ Revolving Credit Commitments and (y) the conditions set forth in Section 6.2 are satisfied at such time;
     (B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrowers shall on the Termination Notice Date cash collateralize the amount of such Terminated Lender’s Letter of Credit Exposure for the benefit of the Letter of Credit Issuer in a manner consistent with the procedures set forth in Section 10.9 for so long as such Letter of Credit Exposure is outstanding, in an amount equal to the amount that cannot be so allocated; and
     (C) if the Letter of Credit Exposure of any Lender is reallocated pursuant to Section 12.7(c)(ii)(A), then the fees payable to such Lender pursuant to Section 4.1(a) and Section 4.1(b) shall be adjusted in accordance with such Lender’s Revolving Credit Commitment Percentage.”
     2.06. Adjustments; Set-off. Section 12.8(a) of the Credit Agreement shall be amended and restated to read as follows:
     “(a) If any Defaulting Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(b), 3.3(c), 3.4(c), 12.5(b) or 12.8(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply for the benefit of the Administrative Agent, the Letter of Credit Issuer or any Lender any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.”
          Section 3. Termination of Revolving Credit Commitment of Woodlands.
          (a) On the Amendment Effective Date (i) the Revolving Credit Commitment of Woodlands Commercial Bank (“ Woodlands”) shall be terminated in full (but without a reduction or termination of the Revolving Credit Commitments of the other Lenders), (ii) Woodlands shall cease to be a Lender under the Credit Agreement and shall not have any further obligation to fund any amount or extend any credit under
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the Credit Agreement (including any obligation in respect of any Letter of Credit outstanding as of the Amendment Effective Date), (iii) the aggregate amount of the Revolving Credit Commitments shall be automatically reduced by the amount of Woodlands’s Revolving Credit Commitment and (iv) each other Lender’s Revolving Credit Commitment Percentage shall be automatically increased ratably such that the sum of the Revolving Credit Commitment Percentages of the Lenders other than Woodlands shall be 100%; provided that, notwithstanding such termination, Woodlands shall remain entitled to its rights pursuant to indemnification and other provisions of the Credit Agreement which by their terms survive the termination of the Revolving Credit Commitments and the repayment of all obligations thereunder. From and after the Amendment Effective Date, the Revolving Credit Commitment and Letter of Credit Exposure of Woodlands shall each be zero. Notwithstanding anything herein or in the Credit Agreement or otherwise to the contrary, Woodlands shall not be entitled to receive fees or other amounts owing to Woodlands with respect to its Revolving Credit Commitment or Letter of Credit Exposure as to any period after June 16, 2010.
          (b) The Borrowers shall pay to the Administrative Agent for the benefit of Woodlands on the Amendment Effective Date the then-unpaid principal amount of and any accrued interest on Woodlands’s Revolving Credit Loans and all other amounts owing by it to Woodlands under the Credit Agreement (excluding amounts owing under Section 2.11 thereof).
          (c) With respect to any Letter of Credit Exposure of Woodlands outstanding on the Amendment Effective Date (before giving effect to the termination thereof by operation of Section 3(a) hereof):
     (i) such Letter of Credit Exposure shall be reallocated among the Lenders (for the avoidance of doubt, excluding Woodlands) in accordance with their respective Revolving Credit Commitment Percentages but only to the extent that the sum of all such Lenders’ Revolving Credit Exposures plus Woodlands’s Letter of Credit Exposure does not exceed the total of all such Lenders’ Revolving Credit Commitments;
     (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall on the Amendment Effective Date cash collateralize the amount of Woodlands’s Letter of Credit Exposure for the benefit of the Letter of Credit Issuer in a manner consistent with the procedures set forth in Section 10.9 of the Credit Agreement for so long as such Letter of Credit Exposure is outstanding, in an amount equal to the amount that cannot be so allocated; and
     (iii) if the Letter of Credit Exposure of Woodlands is reallocated pursuant to Section 3(c)(i) hereof, then the fees payable with respect to such Letter of Credit Exposure so reallocated pursuant to Section 4.1(a) and Section 4.1(b) of the Credit Agreement shall be adjusted in accordance with the
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Revolving Credit Commitment Percentage of the Lenders after giving effect to such reallocation.
          Section 4. Conditions Precedent. The amendments set forth in Section 2 and the termination of the Revolving Credit Commitment of LCPI set forth in Section 3 shall become effective on the date (the “ Amendment Effective Date”) that the Administrative Agent notifies the parties hereto that the following conditions precedent have been satisfied (i) the Administrative Agent shall have received counterparts of this Amendment No. 1 executed by the Borrowers and all of the Lenders (including Woodlands); and (ii) either (a) the aggregate amount of the Revolving Credit Exposure of all Lenders (including Woodlands) shall be less than or equal to the Total Revolving Credit Commitments after giving effect to the termination of Woodlands’s Revolving Credit Commitment or (b) the Borrowers shall have cash collateralized Letter of Credit Exposure to the extent contemplated by Section 3(c)(ii) hereof.
          Section 5. Release. The Borrowers hereby unconditionally and irrevocably waive all claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, whether in contract or in tort, which any of them may have or claim to have against Woodlands (in its capacity as a Lender or otherwise under the Credit Agreement) or its agents, employees, officers, affiliates, directors, representatives, attorneys, successors and assigns (collectively, the “Released Parties” and each individually, a “ Released Party”) to the extent arising out of or in connection with the Credit Agreement including, without limitation, any failure by Woodlands to fund any Revolving Credit Loan or other amount to be funded by the Lenders thereunder (the “Claims”). The Borrowers further agree forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Released Party with respect to any and all of the foregoing described waived, released, acquitted and discharged Claims and from exercising any right of recoupment or setoff that any of them may have under a master netting agreement or otherwise against any Released Party with respect to obligations under the Credit Agreement. Each of the Released Parties shall be a third party beneficiary of this Section 5.
          Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.
Amendment No. 1

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be duly executed and delivered as of the day and year first above written.

INTERNATIONAL TRANSMISSION COMPANY, as the Borrower
By:	/s/ Cameron M. Bready
	Name:	Cameron M. Bready
	Title:	SR Vice President, Treasurer & CFO

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC, as the Borrower
By:	Michigan Transco Holdings, Limited Partnership, as Sole Member

By:	METC GP Holdings II, LLC, its general partner

By:	METC GP Holdings, Inc., its sole member

By:	ITC Holdings Corp. its sole owner

By:	/s/ Cameron M. Bready
	Name:	Cameron M. Bready
	Title:	SR Vice President, Treasurer & CFO

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender
By:
Name:
Title:

Amendment No. 1

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No, 1 to Credit Agreement to be duly executed and delivered as of the day and year first above written.

INTERNATIONAL TRANSMISSION COMPANY, as the Borrower
By:
Name:
Title:

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC, as the Borrower
By:	Michigan Transco Holdings, Limited Partnership, as Sole Member

By:	METC GP Holdings II, LLC, its general partner

By:	METC GP Holdings, Inc., its sole member

By:	. ITC Holdings Corp. its sole owner

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender
By:	/s/ Nancy R. Barwig
	Name:	Nancy R. Barwig
	Title:	Senior Vice President

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COMERICA BANK, as Lender
By:	/s/ Jessica Migliore
	Name:	Jessica Migliore
	Title:	Vice President

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CREDIT SUISSE, CAYMAN ISLANDS BRANCH, (F/H/A Credit Suisse, Cayman Islands Branch) as Lender
By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Vice President

By:	/s/ Lynne-Marie Paquette
	Name:	LYNNE-MARIE PAQUETTE
	Title:	ASSOCIATE

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WOODLANDS COMMERCIAL BANK, as Lender
By:	/s/ Brian Halbeisen
	Name:	Brian Halbeisen
	Title:	Vice President

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BANK OF AMERICA, N.A., as Lender
By:	/s/ Patrick N. Martin
	Name:	Patrick N. Martin
	Title:	Senior Vice President

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THE BANK OF NEW YORK MELLON, as Lender
By:	/s/ Hussam S. Alsahlani
	Name:	Hussam S. Alsahlani
	Title:	Senior Associate

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MORGAN STANLEY BANK, N.A. as Lender
By:	/s/ Sherrese Clarke
	Name:	Sherrese Clarke
	Title:	Authorized Signatory

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